MERCHANDISING LICENSE AGREEMENT

         Agreement dated as of August 12, 2003, between Twentieth Century Fox Licensing and Merchandising, a unit of Fox Entertainment Group, Inc. ("Fox"), as Administrator for Twentieth Century Fox Film Corporation ("Trademark Licensor"), and Face Print Global Solutions, Inc., a California corporation ("Licensee").

                                    SCHEDULE

A. "PROPREITARY SUBJECT MATTER": The "Proprietary Subject Matter" shall consist of artwork depicting the title logo only (expressly excluding the likeness of John Walsh) of the television series entitled "AMERICA'S MOST WANTED" (the "Property") and the Twentieth Century Fox Logo (collectively the "Trademark").

B. "LICENSED ARTICLES": The "Licensed Articles," utilizing the Proprietary Subject Matter , shall consist of a traditional 2-card deck of playing cards depicting the Trademark together with photographic images of convicted criminals at liberty from serving prison time for the crime for which they were convicted by virtue of escape or other unauthorized reason. In no event shall images be used of convicted criminals on parole or images of criminals be used in connection with accusations of other crimes since committed for which such criminals have not been tried and convicted.

C. "DISTRIBUTION CHANNELS": The term "Distribution Channels" shall mean the market(s) in which Licensee is
-----------------------------
              authorized to sell and/or distribute the Licensed Articles and shall consist of all markets in which Licensee usually and customarily distributes its products, including mass merchandise retail outlets (such as Wal-Mart and Target), specialty/gift stores specializing in the sale of novelty
              goods,   giftware,   souvenirs,   greeting  cards,   jewelry
 and  toy/hobby/craft   goods  *such  as
              Suncoast/Musicland and Spencer Gifts) and direct response media consisting of direct mail channels and on-line Internet retail media utilizing Licensee's Web site and/or those of third party
              retailers;   provided,   however,  that  Licensee  shall  in  no
 event  implement  any  mass  e-mail
              solicitations nor shall Licensee sell the Licensed Articles to any third party retailer which engages in such mass e-mail solicitations (other than Internet retailers with shopping destination sites, such as Amazon.com and Buy.com),

D.   "TERM":

1. "Term": The "Term" will commence on September 1, 2003, and expire on September 30, 2004.
---------     ------

2. "Earliest Commencement Date": Licensee agrees that it shal not sell or offer to sell any Licensed
                  Articles to the public (or permit any third party to do so) earlier than October 1, 2003
                  ("Earliest Commencement Date").

3. "Latest Commencement Date": Subject to the limitations and conditions contained in Paragraphs 2 and 11 of the Standard Terms and Conditions attached hereto, Licensee agrees to commence in good faith to manufacture, distribute and sell the Licensed Articles not later than December 1, 2003 ("Latest Commencement Date").

E. "LICENSED TERRITORY": The "Licensed Territory" is the United States, its territories and possessions and the Commonwealth of Puerto Rico (excluding U.S. military bases and PX's worldwide). With respect to Licensee's on-line Internet Web-site advertisements, it is acknowledged that the territory shall include the entire world (solely in the English language); however, Licensee shall not fill orders for Licensed Articles to be shipped outside the countries identified in the first sentence hereof.

F.   "ROYALTY":

1. Retail Sales: With respect to sales of Licensed Articles on a retail basis through direct response channels, the "Royalty" is 10% of 100% of the retail selling price thereof.

2. Wholesale Sales: With respect to sales of Licensed Articles on a wholesale basis in all remaining markets, the "Royalty" is 10% of 100% of Net Sales or, if sold directly to Licensee's customers on an FOB basis at the place of manufacture, 14% of 100% of the FOB price charged the customer for the Licensed Articles.

G. "ADVANCE"/"GUARANTY": Licensee shall pay Fox a minimum Royalty hereunder of US $200,000 ("Guarantee"), which sum shall be due and payable in accordance with the following schedule (to the extent not theretofore paid in Royalties pursuant to Section F. above).

H. "PRODUCT LIABILITY INSURANCE": The amount of bodily injury coverage under "Product Liability Insurance" is
              US $1,000,000.

I.   "TRADEMARK AND COPYRIGHT NOTICES":

               TM & c 2003 Twentieth Century Fox Film Corporation
                               All rights reserved

J. "SERVICE OF PROCESS": Licensee appoints Jehu Hand whose address in Los Angeles, California is 24351 Pasto Road, Unit B, Dana Point, California 92629, to accept service of process on Licensee's behalf. If no name or address is filled in above or if said person has moved or for any reason cannot be validly served, then Licensee appoints the Secretary of State of the State of California to accept service of process of Licensee's behalf.

K.   "SPECIAL PROVISIONS":

1. Approvals: The Licensed Articles and any and all related packaging, advertising and promotional materials shall be subject to the prior approval of Fox in the following stages of production
                 (including any revisions made during each stage of production):

(a)                      Licensed  Articles &  Collateral  Materials:
 (i) pencil  concepts;  (ii) color  concepts;
                                 (iii)  color  comp/final  art;  (iv)
 cromain  samples;  and  (v)  final  samples,
                                 respectively.

(b) Television Commercial/s: (i) concepts, (ii) scripts and storyboards, (iii) rough edit/s, and (iv) final version/s, respectively. Licensee shall be obligated to attend 2 face-to-face meetings with an authorized representative of Fox for the purpose of presenting and discussing strategy and concepts, respectively, with respect to each television commercial produced hereunder.

In the event of any disagreement or inconsistency between the foregoing provisions regarding Fox's rights of approval over the stages of product development and those set forth in the Standard Terms and Conditions attached hereto, the former shall control.

2. Retail/Trade/Media Advertising and Promotional Commitment: Licensee shall engage in ongoing retail, trade and media advertising, publicity and promotional campaigns in conjunction with this license, entailing a minimum aggregate expenditure by Licensee of US $800,000, to include print advertisements in consumer and/or trade publications subject to the prior approval of Fox and live-action television media advertising campaigns entailing aggregate print and television medial advertising buys of $30,000 per month, on-line internet advertising campaigns entailing an aggregate expenditure of $20,000 per month, retail trade incentive activities, in-store point-of-sale advertising campaigns, on-line internet games and/or sweepstakes promotion/s and/or other retail and media advertising, publicity and/or promotional activities as yet to be identified. The details of the foregoing advertising, publicity and promotional campaigns are as yet to be determined and subject to the prior approval of Fox in all respects, including the nature of each proposed activity/campaign and the nature of the publications in which Licensee proposed to place its print advertisements and the content of all materials produced for use in connection therewith, Licensee shall be solely responsible for any and all legal, administrative and financial obligations related to any sweepstakes contest rules and regulations for Fox's written approval prior to Licensee's implementation thereof.

3. Forecast and Re-Cap Reports: From time to time during the Term of this Agreement upon Fox's written request, Licensee shall submit to Fox a completed sales forecast report utilizing forms furnished by Fox, setting forth Licensee's quarterly sales projections for Licensed Articles during successive quarterly periods designated by Fox. Additionally, on a calendar quarterly basis throughout the Term hereof, Licensee shall provide Fox with detailed documentation evidencing Licensee's retail, trade and media advertising, publicity and promotional expenditures pursuant to subsection K.2. above.

4. Convicted Criminals: Licensee will reimburse STF Productions, Inc. ("STF") for all costs and expenses
-------------------------
              incurred by STF in connection with the research services to be conducted by STF's production staff or other personnel concerning the criminals to be utilized in connection with the Licensed
              Articles, and Licensee shall assume any and all liability and shall indemnify and hold harmless Fox and STF from and against all claims arising out of or in connection with information supplied by
              STF in this regard. Further, in order to avoid any conflicts arising from overturned convictions after the Licensed Articles have been distributed, each playing card comprising the Licensed
              Articles will include its print date and a statement. In a form subject to the prior approval of
              Fox, indicating that the criminal depicted on such playing card was convicted as of the date on which the playing card was printed.

5. Internet Advertisements: With respect to the on-line Internet Web site established by Licensee for use in
-----------------------------
              connection with this license (i.e., www.AMWcards.com) and without limiting the provisions of
              Paragraph 11.(c) of the Standard Terms and Conditions attached hereto, it is agreed that Fox shall own the URL domain name of such Web site, and Licensee shall discontinue its use thereof immediately upon the expiration or earlier termination of this Agreement. Solely for the duration of this Agreement, such Web site may include a hyperlink to the official promotional Web site for the Property established by Trademark Licensor. Fox and STF shall have a right of approval as to any and all third party advertisements that Licensee proposes to include at such Web site, including the content and placement thereof, and Licensee shall pay Fox a Royalty of 10% of all revenue received by or credited to Licensee from any approved third party paid advertisements appearing at such Web site.

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     By signing in the spaces provided below,  the parties have agreed to all of the terms and conditions contained in the above Schedule and the attached Standard Terms and Conditions. This Agreement shall consist of the above Schedule, the attached Standard Terms and Conditions and any rider making specific reference to this Agreement attached hereto and separately signed by authorized representative of Licensee, Fox and Trademark Licensor. In the event of any disagreement or inconsistency between the Schedule and Standard Terms and Conditions, the former shall control.

     FACE PRINT GLOBAL SOLUTIONS, INC.      TWENTIETH CENTURY FOX
     ("Licensee")                                  LICENSING AND MERCHANDISING,
                                                   A UNIT OF FOX ENTERTAINMENT
                                                  GROUP, INC. ("FOX"), AS
                                                   ADMINISTRATOR FOR TWENTIETH
                                               CENTURY FOX FILM CORPORATION
                                                       ("Trademark Licensor")

     By:                                                      By:
         Its:                                       Its:  Senior Vice President

     Date:                                                    Date:

     Licensee's Address:                             Fox's Mailing Address:

     1111 East Herndon, Suite 115           Twentieth Century Fox Licensing and
     Fresno, California 93720                                 Merchandising
                                                              P.O. Box 900
     Attention:  Sylvie Lariviere-Traub          Beverly Hills, California 90213
                                       Attention:  Manager, Finance Department
     Telephone (805) 320-3744
                                                Fox's Messenger Address:
     Facsimile (559) 436-1061
                                            Twentieth Century Fox Licensing and
                                                              Merchandising
                                           2121 Avenue of the Stars, 13th Floor
                                             Los Angeles, California 90067
                                                 Attention:  Legal Department


STANDARD TERMS AND CONDITIONS

1. GRANT OF LIMITED LICENSE: Fox and Trademark Licensor grant to Licensee and Licensee accepts the non-transferable, non-assignable right and obligation (without the right to grant sublicenses) to utilize the Proprietary Subject Matter solely on or in connection with the manufacture by Licensee (or an approved third party manufacturer) of the Licensed Articles and the sale by Licensee of the Licensed Articles solely in the Licensed Territory during the Term, all as defined above.

2. TERM: The "Term" as defined in Section D.1. of the Schedule shall expire on the date set forth in such section unless sooner terminated as provided herein. Licensee shall comply with the exploitation dates set forth in Sections D.2. and
D.3. of the Schedule and shall not advertise to the trade or manufacture of ship Licensed Articles prior to receiving a fully executed copy of this Agreement. Licensee shall not advertise, promote or otherwise market Licensed Articles to the public (or permit any third party to do so) earlier than the date which is 30 calendar days prior to the Earliest Commencement Date set forth above.

3. LICENSED TERRITORY: The "Licensed Territory" is set forth above. Licensee agrees that it will not make or authorize other parties to make any use, direct of indirect, of the Proprietary Subject Matter in any other geographical area and Licensee will not knowingly sell Licensed Articles to third parties who intend or are likely to resell them outside the Licensed Territory, and will take all necessary precautions against such resale to the extent permitted by law.

4. ROYALTY, STATEMENTS AND PAYMENTS: Licensee shall pay to Fox, in U.S. dollars, a "Royalty" on sales of Licensed Articles in the amount/s stated above. "Net Sales" shall mean Licensee's gross sales less only the sum of actual cash discounts, quantity discounts and freight discounts and actual returns for damaged or defective Licensed Articles, the aggregate of such discounts and returns not to exceed 5% of gross sales during any accounting period. The Royalty shall accrue and be due and payable to Fox when the Licensed Articles are sold, shipped, distributed, billed and/or paid for, whichever comes first. Royalty statements (which statements shall be on forms to be furnished to Licensee by Fox or shall be prepared in a manner or containing content dictated by Fox) and payments shall be made within 30 calendar days after the close of each calendar quarter. Royalty statements shall be rendered quarterly regardless of whether Royalties are actually due and payable for such calendar quarter. If Fox does not receive the applicable Royalty payment on or before the thirtieth calendar day of any quarter, Licensee shall pay interest with respect to any Royalties owed to Fox at the then current prime rate plus 5%, computed from the original due date until paid. Neither the acceptance of any payment or Royalty statement nor the deposit of any check shall preclude Fox from questioning the correctness of such payment or Royalty statement at any time. Licensee shall keep accurate and complete books and records as they relate hereto for the greater of 6 years from the date hereof or 2 years from termination or expiration of the Term. On reasonable notice, Fox shall have the right to examine said books and records. If any audit discloses that Licensee owes Royalties to Fox in excess of 5% of Royalties previously paid in any accounting period, Licensee shall pay the audit costs. Should licensee fail to maintain auditable books and records, Licensee shall pay to Fox a penalty equal to the greater of: (i) 25% of the Guarantee; or (ii) 25% of all Royalties paid (or owed) to Fox from the commencement of the Term through the period subject to audit. Payment of such penalty shall not waive, limit or restrict any rights or remedies which Fox may have in law or equity.

5. ADVANCE: A non-refundable Advance in the amount stated above shall be payable to Fox upon signature of this Agreement by Licensee. Said sum shall be applied against the Royalty to be paid to Fox during the Term.

6. GUARANTEE: The minimum amount of Royalties, including the Advance, shall not be less than the Guarantee stated above. Licensee shall pay to Fox an amount equal to that portion of the Guarantee not previously paid pursuant to Paragraphs 4 and 5 above in accordance with the payment schedule set forth in Section G of the Schedules.

7.       COPYRIGHT AND TRADEMARK:

         (a) Ownership: Employee for Hire: Licensee recognizes the unique value of the Proprietary Subject Matter and the good will associated therewith and the secondary meaning that the Proprietary Subject Matter and associated good will have acquired in the mind of the public. Licensee acknowledges that Licensee's use of the Proprietary Subject Matter shall not confer or imply a grant of rights, title or interest in the Proprietary Subject Matter or good will associated therewith and all ownership of copyrights, trademarks and other rights in the Proprietary Subject Matter and in all artwork, packaging, copy, literary text, advertising and promotional materials of any sort utilizing the Proprietary Subject Matter, including all such materials developed by Licensee, and the good will pertaining thereto ("Copyrighted Materials"), shall be and at all times remain in the name of Ox and Trademark Licensor. All Copyrights Materials shall constitute "works made for hire" within the meaning of the Copyright Act of 1976, as amended, and all such Copyrights Materials shall be deemed transferred and assigned to Fox and/or Trademark Licensor promptly upon creation without any further action by any party hereto. All Copyrights Materials shall be prepared by an employee-for-hire of Licensee under Licensee's sole supervision, responsibility and monetary obligation. If third parties who are not employees of Licensee contribute to the creation of the Copyrights Materials, Licensee shall obtain from such third parties, prior to commencement of work, a full written assignment of rights so that all right, title and interest in the Copyrighted Materials, throughout the universe, in perpetuity, shall vest in Fox.

         (b) Notices: All Licensed Articles and Copyrighted Materials shall bear the copyright notice set forth in the Schedule and the following trademark notices and any other legal notices which Fox and/or Trademark Licensor may from time to time require:

(i)               The designation TM in close proximity to the Trademark, and
(ii)     "TM designates a trademark of Twentieth Century Fox Film Corporation."

         (C) Protection of Copyrights, Trademarks and Good Will: Licensee agrees to assist Fox and/or Trademark Licensor, at Fox and/or Trademark Licensor's request and expense, in procuring and maintaining the rights of Fox and Trademark Licensor in the Proprietary Subject Matter (including trademark and copyright). In connection therewith, Licensee agrees to execute and/or deliver to Fox and Trademark Licensor in such form as Fox and/or Trademark Licensor may reasonably request, all instruments necessary to effectuate copyright and trademark protection or to record Licensee as a registered user of any trademarks or to cancel such registration. If Licensee fails to execute any such instruments, Licensee appoints Fox as its attorney-in-fact to do so on Licensee's behalf. Fox and Trademark Licensor make no warranty or representation that registered copyright or trademark protection shall be secured in the Proprietary Subject Matter. Fox shall control absolutely all infringement litigation brought against third parties including or affection the Proprietary Subject Matter and Fox may join Licensee as a party thereto at Fox's expense.

8.       INDEMNIFICATIONS:

         (a) By Fox: Fox agrees to indemnify and hold harmless Licensee from and against any final judgments arising solely out of Licensee's use of the Proprietary Subject Matter as authorized hereunder, provided that Licensee gives Fox prompt notice of all claims or suits relating to such use. Fox shall have the option relating to such use. Fox shall have the option to undertake and control the defense and settlement of any such claim or suit and if Fox fails to undertake such defense, Fox shall reimburse Licensee for reasonable attorneys' fees incurred by Licensee in its defense of such claim or suit.

         (b) By Licensee: Licensee agrees to indemnify and hold harmless Fox, Trademark Licensor and their respective successors, assigns, parents, subsidiaries, affiliates and co-venturers and all other parties associated with the Proprietary Subject Matter, and their respective directors, officers, employees and agents from and against all claims, damages, losses, liabilities, suits and expenses (including reasonable attorneys' fees) arising out of or in connection with the Licensed Articles or their manufacturer, packaging, distribution, promotion, sale or exploitation, (except with respect to those matters against which Fox has agreed to indemnify Licensee hereunder). Fox and Trademark Licensor shall have the right to defend any such action or proceeding with counsel or their choice at Licensee's cost and expense.

9. PRODUCT LIABILITY INSURANCE: Licensee shall obtain and maintain at its own expense product liability insurance from a qualified insurance carrier, in the amount set forth in Section H. of the Schedule for bodily injury and $100,000 for property damage, naming Fox and Trademark Licensor as additional named insured's under said policy. The policy shall be non-cancelable except after 10 calendar days' prior written notice to Fox. Licensee shall furnish Fox with a copy of such policy within 30 calendar days after signature of this Agreement by Fox.

10. MATERIAL SUPPLIED/ APPROVAL/ SAMPLES/ INSPECTION/ PRODUCT SAFETY: Fox will make available to Licensee one style guide for the Property at no cost to Licensee. Licensee shall bear the cost of additional style guides or other art reference materials if the Property is one for which no style guide is issued. In no event shall Licensee have the right to alter, edit, redact or otherwise modify the images (including text/dialogue) appearing the source materials supplied by Fox for use in the production of Licensed Articles and related materials. All prototypes of Licensed Articles and of all artwork, copy, packaging, literary text, advertising and promotional materials, including the quality and style thereof, shall at all stages or production be subject to Fox's prior written approval before manufacture, sale or distribution. If any Licensed Articles fails to achieve approval upon its third submission to Fox in any given stage of production, then Fox may terminate this Agreement, in whole or in part, as Fox in its sole discretion may determine. If Licensee fails to submit creative designs for Fox's approval within 30 calendar days of Licensee's receipt of artwork from Fox, then Fox shall have the right to terminate this Agreement forthwith upon notices to Licensee. If final artwork approval has not occurred within 60 calendar days following the date of first submission of such artwork or by the Latest Commencement Date, whichever is earlier, due to Licensee's failure to meet quality standards as dictated by Fox, then this Agreement shall automatically terminate on such date. Before selling or distributing the Licensed Articles, Licensee shall furnish and ship to Fox, at Licensee's expense, 18 samples of the Licensed Articles, including all packaging materials, and 6 samples of all advertising and promotional materials related thereto. All Licensed Articles and related packaging, advertising and promotional materials shall bear the Twentieth Century Fox logo, as approved by Fox. After such samples have been approved by Fox, Licenses shall not depart therefrom without Fox's prior written approval. Thereafter, within 30 calendar days following the close of each calendar quarter during the Term, Licensee shall furnish and ship to Fox, at Licensee's expense, one representative sample of each Licensed Article together with its packaging to enable Fox to determine whether Licensee is maintaining quality control. Licensee will permit Fox at all reasonable times to inspect the site of production of the Licensed Articles. Licensee warrants and represents that all Licensed Articles shall be of merchantable quality, shall not deviate from approved prototypes, shall not be derogatory of the Proprietary Subject Matter sand shall be safe for public use. Licensee shall comply with all applicable laws and regulations and will observe all safety standards in the manufacture and sale of the Licensed Articles. If Licensee manufactures, sells or distributes Licensed Articles which Fox has not approved, or has specifically disapproved, in writing, or if Licensee allows any third party to do so, Fox may terminate the Agreement forthwith on written notice and no cure period shall be allowed. Licensee's payment of Royalties on sales of such Licensed Articles shall not affect Fox's right to terminate this Agreement nor mitigate any lawful remedies Fox may seek against Licensee and such third party, including damages.

11.      EXCLUSIVITY; RESTRICTIONS ON AND MANNER OF EXPLOITATION:

         (a) Exclusivity: Fox shall not be prevented from granting third parties the right to use the
Proprietary Subject Matter in any manner whatsoever.

         (b) Premiums/Promotional Arrangements: The use of the Licensed Articles as premiums, promotional tie-ins and any other secondary use of the Licensed Articles is not licensed hereunder; such rights are reserved by Fox and may be exercised by Fox concurrently herewith.

         (c) Restrictions on and Manner of Exploitations: The Proprietary Subject Matter shall not be used in conjunction with any other licensed name, character, symbol, design, likeness or literary or artiatic material, unless any such use is expressly permitted in writing by Fox. IN no event shall the Licensed Articles be packaged for sale or distribution with other articles. The Licensed Articles shall be sold and distributed in commercial quantities and commercially reasonable assortments, sufficient to meet public demand, at competitive prices, only through the Distribution Channels define dint he Schedule, and not as close-outs or on an approval or consignment basis and not through "electronic direct response" channels consisting of radio or television (including television home shopping networks). In connection with Licensee's on-line Internet Web-site advertisements, it is expressly agreed that (i) Fox and STF shall have a right of approval as to the manner in which materials embodying the Proprietary Subject Matter are depicted at Licensee's Web site, including structure, layout and content; (ii) in no event shall the Web site/s of Fox or Trademark Licensor include a hyperlink to Licensee's Web site; and
(iii) Licensee's Web site shall include a privacy policy statement in a form consistent with COPPA regulations and Licensee shall adhere to said privacy policy in its internet dealings. In no event shall images embodying the
Proprietary Subject Matter and made available to potential consumers electronically via on-line internet service deviate in form or content from those approved hereunder or be reproducible or downloadable or be accompanied by any additional materials such as moving images, audio, trailers or music derived from the Property or otherwise.

         (d) Revocation of Approval: In the event that: (i) the quality, appearance or style of any Licensed Articles ceases to be acceptable to Fox;
(ii) Licensee uses Fox's  trademarks or  Copyrighted  Materials  improperly,  or
(iii) Fox becomes aware of something relating to any such Licensed Article or Licensee which, in the opinion of Fox, reflects unfavorably upon the professional, business or personal reputation of Fox, then, n any such event, Fox shall have the right, in its sole discretion, to revoke its approval of such Licensed article. In the event of such revocation, Fox shall provide immediate written notice to Licensee and Licensees shall cease the use of all trademarks and Copyrighted Materials in connection with the sale, distribution, advertisement or other use of such Licensed Articles and such Licensed Article shall immediately be withdrawn from the market and destroyed; provided, however, that in the event of a revocation of approval pursuant to (i) above, Fox and Licensees shall negotiate in good faith to provide for a reasonable sell-off period for such Licensed Article. Within 10 days after Licensee's receipt of such notice, Licensee shall pay all Royalty payments due Fox with respect to such Licensed Article for which approval has been revoked. If there are other Licensed Articles for which approval has not been revoked, then this Agreement shall remain in full force and effect as to such other Licensed Articles. Licensee shall notify Fox in writing of any Licensed Articles removed from manufacture, sale or distribution at any time during the Term.

         (e) Licensed Articles Purchased by Fox: Licensee shall permit Fox and/or a designated affiliate of Fox ("Fox Affiliate") to purchase Licensed Articles in quantities designated by Fox or Fox Affiliate, at their cost of manufacture plus 20%, on which Fox or Fox Affiliate, as applicable, will pay the Royalty which would have been payable by Licensee to Fox (as defined in Section F of the Schedule and Paragraph 4 hereof) on sales of the same Licensed Articles to third party/ies at their best wholesale price, provided that Licensee shall account to Fox for such Royalty paid on Licensee's behalf by Fox or Fox Affiliate pursuant to the provisions hereof. Fox may engage in the exploitation of such Licensed Articles throughout the world via retail outlets and/or on-line internet Web site/s owned and operated by Fox, its parents, affiliates and/or subsidiaries (including without limitation the retail outlets located at the Fox production facility in Los Angeles, California; Fox Studios Australia in Moor Park, Australia; Fox Baja Studios in Baja, California; and via the Fox Broadcasting Company on-line internet Web site) prior to and/or concurrently with Licensee's exploitation of Licensed Articles hereunder.

         (f) Reservation by Fox: Fox makes no representation or warranty as to the amount of gross sales or profits Licensee will derive from the rights licensed hereunder or that the Proprietary Subject Matter will appear or continue to appear in or as part of any program, motion picture or other work or that any such work will be or continue to be exploited. Fox may from time to time, at any time, delay, discontinue, resume or charge any present or future use of the Proprietary Subject Matter and/or the Property. The name and/or likeness of any performer connected with the Property shall not be included within the definition of the Proprietary Subject Matter and the use thereof is not licensed herein unless otherwise specifically provided or approved in writing by Fox. If name and/or likeness from the license granted herein, Licensee shall stop using the same immediately upon notice from Fox.

12.      EVENTS OF DEFAULT TERMINATION:

         (a) Bankruptcy: If Licensee's liabilities exceed its assets, or if Licensee becomes unable to pay its debts as they become due, or files or has filed against Licensee a petition in bankruptcy, reorganization or for the adoption of an arrangement under any present or future bankruptcy, reorganization or similar law (which petition if filed against Licensee shall not be dismissed within 30 calendar days from the filing date), of it Licensee makes an assignment for the benefit of its creditors or is adjudicated as bankrupt, or if a receiver or trustee of all or substantially all of Licensee's property is appointed, or if Licensee discontinues its business, this Agreement shall automatically terminate forthwith without notice to Licensee.

         (b) Transfer or Change of Control: If a substantial portion of the assets or controlling stock in Licensee's business is sold or transferred, or if there is a substantial change in Licensee's management, or if Licensee's property is expropriated, confiscated or nationalized by any government or if any government assumes de facto control of Licensee's business, in whole or in part, Fox may terminate this Agreement upon 30 calendar days' notice to Licensee.

         (c) Failure to Pay the Advance: If Licensee fails to pay the Advance within 10 business days following the return to Licensee of this Agreement duly signed by Fox, then this Agreement shall automatically terminate forthwith without notice to Licensee.

         (d) Failure to Exploit: If, during any calendar quarter, Licensee fails to sell, manufacture and/or distribute commercially reasonable quantities of any Licensed Articles, Fox may terminate this Agreement as to such Licensed Articles and/or Licensed Territory, either in whole or in part, by notice to Licensee from Fox.

         (e) Unauthorized Uses: If Licensee transfers, sells or distributes to any unauthorized third party any Copyrighted Materials, artwork or other materials incorporating the Proprietary Subject Matter, then Fox may terminate this Agreement forthwith on written notice without any cure period, and Licensee shall be fully liable to Fox for all losses and damages, including legal expenses, incurred by Fox as a result thereof.

         (f) Other Breaches: If Licensee fails to perform any of it obligations hereunder, Fox may terminate this Agreement upon 10 calendar days' notice, unless Licensee cures any such breach within said 10 calendar days and gives notice to Fox thereof within that period, provided, however, that there shall be no cure period for Licensee's failure to adhere to the approval process for Licensed Articles as set forth in Paragraph 10 above.

         (g) Other Agreements: Should any event of default by Licensee cause Fox to terminate this Agreement, Fox in its sole discretion, may terminate any other agreements concurrently existing between Fox and Licensee upon written notice, without any cure period, specifying the agreements to be terminated.

         (h) Effect of Termination: Upon expiration or termination of this Agreement, Licensee shall (i) immediately stop in all respects the manufacture, sale and distribution of Licensed Articles and shall within 30 calendar days send Fox a complete inventory report and accounting with payment of all Royalties (including any unpaid portions of the Guarantee); and (ii) at Fox's election either (A) deliver to Fox all molds, printing plates, artwork, films, silk screens and any and all other materials which reproduce any aspect of the Property ("Production Materials"), or (B) give Fox satisfactory evidence of their destruction. Fox shall have the right to enter the premises where the Licensed Articles are located to verify such inventory statement and/or take possession of any remove any remaining Production Materials. Licensee's refusal to cooperate shall cause the forfeiture of any sell-off rights Licensee may have. Upon expiration or termination, Licensee shall have no further right to exercise the rights licensed hereunder or otherwise acquired in relation to this Agreement. Licensee agrees that its failure to stop in all respects the manufacture, sale and/or distribution upon expiration or termination of this Agreement will result in immediate irreparable damage to Fox for which there is no adequate remedy at law, and in the event of such failure b Licensee, Fox shall be entitled to injunctive relief. Fox shall be entitled to recover form Licensee, in addition to any other remedies in the event of default, reasonable attorneys' fees, costs and expenses. Including collection agency fees incurred by Fox in the enforcement of the provisions hereof. Fox's exercise of any of the foregoing remedies shall not operate as a waiver of any other rights or remedies which Fox may have.

(i) Sell-Off Rights: Upon expiration of the Term, Licensee shall have a period of 90 calendar days in which to sell off previously manufactured Licensed Articles, on a non-exclusive basis, subject to Licensee's obligation to pay Royalties on and account to Fox for such sales. Upon expiration of the sell-off period, all remaining Licensed Articles shall at Fox's option be sold to Fox at Licensee's direct cost of manufacture, excluding overhead, or Licensee shall destroy the Licensed Articles and furnish Fox with a sworn certification of destruction.

13. CONFIDENTIALITY: Licensee acknowledges that in connection with Licensee's exploitation of the Licensed Articles, Licensee may acquire confidential information from Fox and/or Trademark Licensor, Licensee agrees not to utilize any such information except as expressly permitted hereunder or to disclose to others any such information without Fox and/or Trademark Licensor's prior written consent. Any materials embodying such confidential information shall be returned to Fox and/or Trademark Licensor upon expiration or termination of this Agreement, or earlier if so requested by Fox and/or Trademark Licensor.

14.  MISCELLANEOUS:

(a) Notices: All notices and statements shall be in writing and shall together with any payments be personally delivered or sent postage prepaid to the intended party at the address set forth on the signature page of this Agreement (unless notification of a change of address is given in writing),. The date of mailing of a notice or statement shall be deemed the date the notice is given or statement rendered.

(b) Waiver, Modification: The terms of this Agreement may not be waived or modified except by an agreement in writing executed by the parties hereto. The waiver by Fox and/or Trademark Licensor of any breach of this Agreement by Licensee must be in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

(c) Relationship fo the Parties: Nothing herein contained shall be construed to place the parties in
---------     ----------------------------
                      the relationship of partners or joint venturers and Licensee shall have no power to obligate or bind Fox or Trademark Licensor in any manner whatsoever. Subject only to
                      Paragraph 8(a) hereof, Licensee acknowledges that it has no recourse against Fox and/or
                      Trademark Licensor as a result of any claims, damages, suits and/or expenses (including attorneys' fees) arising out of or in connection with Licensee's use of the Proprietary
                      Subject Matter.

(d) No Assignment: The rights and obligations of Licensee under this Agreement are personal to Licensee and may not be assigned, mortgaged, sublicensed or otherwise transferred or encumbered by Licensee or by operation of law. Any purported assignment or other transfer by Licensee of any rights granted to Licensee under this Agreement shall be void and of no effect.

(e) Governing Law/ Jurisdiction / Service of Process: This Agreement shall be construed in accordance
---------     --------------------------------------------------
                      with the laws of the State of California applicable to agreements executed and to be wholly performed in Los Angeles County, California. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement may be instituted and prosecuted in the United States District Court for the Central District of California or in
                      any court of competent jurisdiction of the State of California, and the parties hereto irrevocably submit to the jurisdiction of said courts and waive any rights to object to or challenge appropriateness of said forums. Service of process shall be in accordance with the laws of the State of California.

(f) Reserved Rights: Fox and Trademark Licensor reserve all rights not expressly granted herein.

(g) Captions: Captions of paragraphs and quotation marks appearing herein are inserted for reference and convenience only and do not define or limit the scope or intent of any provisions hereof.

(h) Binding Agreement: Licensee shall have no rights hereunder and neither Fox nor Trademark Licensor shall be bound hereby unless and until this Agreement has been accepted in writing by Fox as its corporate headquarters in Los Angeles. If Fox does not accept this Agreement, the parties shall be released from all liability and this document shall be of no force and effect.

(i) Limitation of Actions: No legal action shall be brought by Licensee under this Agreement unless commenced within 12 months from the date the cause of action arose.

(j) Entire Agreement: There are no representations, warranties or covenants other than those set forth in this Agreement which sets forth the entire understanding among the parties hereto.
                                 AMENDMENT NO. 1

                          Dated as of October 31, 2003

Reference is hereby made to that certain fully signed Merchandising License Agreement No. 10908 dated as of August 12, 2003 ("Agreement"), in connection with the television series entitled "AMERICA'S MOST WANTED" ("Property") between Twentieth Century Fox Licensing and Merchandising, a unit of Fox Entertainment Group, Inc. ("Fox") , as Administrator for Twentieth Century Fox Film Corporation ("Trademark Licensor"), and Face Print Global Solutions, Inc. ("Licensee").

The parties agree to amend the Agreement as follows:

         LICENSED ARTICLES: With respect to the images of convicted criminals which may be utilized in connection with the Licensed Articles, it is agreed that, in addition to convicted criminals at liberty from serving prison time by virtue of escape, the Licensed Articles may depict convicted criminals at liberty from serving prison time and included for more than one year on the FBI's top 10 list, the U.S. Marshall's top 15 list and/or who have been featured in an aggregate of at least 3 episodes of the Property over the course of at least two seasons thereof. In no event shall images of convicted criminals which have recently been placed on the FBI's top 10 list or the U.S. Marshall's top 15 list be utilized in connection with the Licensed Articles. Further, in order to avoid any conflicts arising from overturned convictions after the Licensed Articles have been distributed, each playing card comprising the Licensed
Articles will include its print date and a statement, in a form subject to the prior approval of Fox, indicating that the criminal depicted on such playing card was convicted as of the date on which the playing card was printed.

Except as herein expressly amended or by necessary implication modified by this Amendment No. 1, the Agreement in all other respects is hereby ratified and shall continue in full force and effect.

By signing in the places indicated below, the parties hereto accept and agree to all of the terms and conditions hereof.

FACE PRINT GLOBAL SOLUTIONS, INC.   TWENTIETH CENTURY FOX
("Licensee")                                      LICENSING AND MERCHANDISING,
                                                    A UNIT OF FOX ENTERTAINMENT
                                               GROUP, INC. ("Fox"), AS
                                                     ADMINISTRATOR FOR TWENTIETH
                                                    CENTURY FOX FILM CORPORATION
                                                          ("Trademark Licensor")

By:                                                           By:
         Its:                                      Its:  Senior Vice President

Date:                                                         Date: